UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 21, 2026
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CDW CORPORATION
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue
Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 465-6000
None
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 21, 2026, CDW Corporation (the “Company”) held the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to permit stockholder action by written consent (the “Amendment”), as further described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2026. The Amendment to the Certificate of Incorporation became effective upon the filing of the Eighth Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware on May 22, 2026. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In connection with the stockholders of the Company approving the Amendment, the Company’s Board of Directors (the “Board”) adopted Amended and Restated Bylaws of the Company (as amended, the “Bylaws”) that clarify that stockholders may act by written consent only to the extent, and subject to the terms and conditions, set forth in the Amended and Restated Certificate of Incorporation, which also became effective on May 22, 2026. The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which are attached hereto as Exhibit 3.2 hereto and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The final voting results for each of the matters submitted to a stockholder vote at the Annual Meeting are set forth below.

Proposal 1 — Election of Directors: The stockholders elected the nine directors listed below with terms expiring at the Company’s 2027 Annual Meeting of Stockholders, subject to the election and qualification of their successors, based on the following voting results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Name of Nominee
Virginia C. Addicott	111,342,104	1,437,734	1,612,271	6,520,683
James A. Bell	110,869,434	3,448,760	73,915	6,520,683
Lynda M. Clarizio	112,671,059	1,658,785	62,265	6,520,683
Anthony R. Foxx	113,870,605	447,996	73,508	6,520,683
Kelly J. Grier	113,077,672	1,242,663	71,774	6,520,683
Marc E. Jones	113,923,298	394,648	74,163	6,520,683
Christine A. Leahy	109,520,767	4,444,194	427,148	6,520,683
David W. Nelms	109,642,855	4,687,761	61,493	6,520,683
Joseph R. Swedish	112,612,408	1,707,585	72,116	6,520,683

Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation: The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based on the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,077,745	10,143,765	170,599	6,520,683

Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm: The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, based on the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,479,884	2,338,014	94,894	0

Proposal 4 — Approval of the Amendment to the Company’s Certificate of Incorporation to Permit Stockholder Action by Written Consent: The stockholders approved the amendment to the Company’s Certificate of Incorporation to permit stockholder action by written consent, based on the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,805,919	1,493,062	93,128	6,520,683

Proposal 5 – Stockholder Proposal Regarding Independent Board Chair Requirements: The stockholders did not approve a stockholder proposal regarding independent board chair requirements, based on the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,696,005	65,473,510	222,594	6,520,683

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Eighth Amended and Restated Certificate of Incorporation of CDW Corporation
3.2	Amended and Restated Bylaws of CDW Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date:	May 26, 2026	By:	/s/ Frederick J. Kulevich
Frederick J. Kulevich
Chief Legal Officer, Executive Vice President, Risk and Compliance, and Corporate Secretary